UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    February 15, 2017

Commission File Number 000-53676

Lode-Star Mining, Inc.
(Exact name of small business issuer as specified in its charter)

Nevada	47-4347638
(State or other jurisdiction ofincorporation or organization)	(I.R.S. EmployerIdentification No.)

13529 Skinner Road, Suite N Cypress, TX	77429
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 371-6531

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On February 15, 2017, Lode-Star Mining, Inc. (the “Company”) granted an aggregate of 7,400,000 non-qualified stock options (NQSOs) to key corporate officers working on the development of the Company and who have not received any compensation for years of service.

Each option is exercisable into one share of the Company’s common stock at a price of US$0.06 per share, equal to the closing price of the common stock on February 14, 2017, for a term of five (5) years. The NQSOs were granted pursuant to the Company’s 2016 Omnibus Equity Incentive Plan and vest over the course of 18 months, with ¼ vesting immediately and the remainder vesting in equal installments every six (6) months thereafter.

In addition, the Company further granted an additional 2,100,000 NQSOs on identical terms to three outside consultants in order to incentivize those consultants to continue providing services to the Company.

Exhibits

99.1	News Release dated February 15, 2017 announcing grant of options

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Lode-Star Mining, Inc.

Date: February 15, 2017	By:	/s/ Mark Walmesley
Mark Walmesley
Chief Executive Officer

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